BEECHAM FLOYD ROBINSON
124-40-046162
 50-0364857
7800 REGENT AVENUE NORTH
 55443-3353
612-618-7383
F52607483
ATLANTA, GA
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BEECHAM FLOYD ROBINSON



Floyd Robinson Beecham
Title: Surety/Lifetime